Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series 2002-6
*CUSIP:	21988G460

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 2, 2017.

INTEREST ACCOUNT

Balance as of September 1, 2016		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of February 2, 2017 Call Price received February 2, 2017 upon exercise of Call Warrants by certain of the holders thereof		$343,734.61

LESS:
Distribution of interest to the Certificate Holders	-$	343,734.61
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of February 2, 2017		$0.00

PRINCIPAL ACCOUNT

Balance as of September 1, 2016		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of February 2, 2017 Call Price received February 2, 2017 upon exercise of Call Warrants by certain of the holders thereof		$10,574,190.00

LESS:
Distribution of principal to the Certificate Holders on February 2, 2017	-$	10,574,190.00
Distribution of $11,000,000 principal amount of underlying securities to certain Call Warrants Holders on February 2, 2017	-$	0.00
Balance as of February 2, 2017		$0.00

UNDERLYING SECURITIES HELD AS OF              February 2, 2017

Principal Amount	Title of Security
$ 0.00	Kinder Morgan, Inc., formerly known as K N Energy, Inc.7.45% Debentures due March 1, 2098
*CUSIP: 482620AX9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.